EXHIBIT 99.1

Solid Biosciences Announces Acquisition of AavantiBio and Concurrent $75 Million Private Placement

- Transactions to create a precision genetic medicine company focused on neuromuscular and cardiac rare diseases, led by industry veteran and current AavantiBio CEO, Bo Cumbo -

- Strong synergies expected by combining key assets, including product candidates for Duchenne muscular dystrophy, Friedreich’s ataxia, BAG3 mediated dilated cardiomyopathy and other undisclosed cardiac diseases, novel capsid libraries, and personnel -

- Combined company is expected to have approximately $215 million in cash and investments, which is expected to fund the combined company into 2025 and support attainment of key milestones for lead gene therapy programs -

- Companies to Host Conference Call today, September 30, 2022 at 8:00 AM ET -

CHARLESTOWN, Mass. and CAMBRIDGE, Mass., September 30, 2022 – Solid Biosciences Inc. (Nasdaq: SLDB), a life sciences company focused on advancing meaningful therapies for Duchenne muscular dystrophy (Duchenne), and AavantiBio, Inc., a privately-held gene therapy company focused on transforming the lives of patients with Friedreich’s ataxia and rare cardiomyopathies, today announced that the companies have entered into a definitive merger agreement whereby Solid will acquire AavantiBio, including its pipeline assets and net cash. The combined company will focus on advancing a portfolio of neuromuscular and cardiac programs, led by SGT-003, a differentiated gene transfer candidate, for the treatment of Duchenne. Additional pipeline programs include AVB-202, a gene transfer candidate for the treatment of Friedreich’s ataxia, AVB-401 for BAG3 mediated dilated cardiomyopathy, and additional assets for the treatment of undisclosed cardiac diseases. Following approval by Solid stockholders, the combined company will operate as Solid Biosciences, will trade on Nasdaq under the ticker symbol “SLDB” and Bo Cumbo, the current Chief Executive Officer of AavantiBio, will assume the role of President and CEO of Solid Biosciences.

In support of the acquisition, Solid announced it has entered into a securities purchase agreement with a select group of institutional investors and accredited investors for a $75 million private placement that is expected to close concurrently with the closing of the merger. The private placement is being led by existing investors Perceptive Advisors, LLC, RA Capital Management and Bain Capital Life Sciences, and other new and existing investors participating in the private placement include CaaS Capital Management, Invus, Laurion Capital Management and Pura Vida Investments.

Immediately following the closing of the merger and financing, the total cash and investments of the combined company is expected to be approximately $215 million. Solid expects this will be sufficient to fund the combined company’s planned operating expenses and capital expenditure requirements into 2025 and enable the potential attainment of key milestones for the combined company’s lead programs. The merger and private placement are expected to close in the fourth quarter of 2022, subject to customary closing conditions.

“I created Solid with my wife, Annie, and our co-founders nearly ten years ago, to bring meaningful treatment options to patients and families who, like ours, live with the devastating consequences of Duchenne muscular dystrophy,” said Ilan Ganot, President, Chief Executive Officer and Co-Founder of Solid Biosciences. “This acquisition provides exciting opportunities to bring our potentially best-in-class Duchenne gene transfer candidate, SGT-003, to patients and to expand our portfolio with innovative gene therapies designed to address significant unmet need in additional, adjacent rare disease indications. Bo Cumbo will assume the role of President and CEO and is a seasoned biotech executive with extensive expertise in bringing products through development and commercialization. I look forward to helping Bo with the leadership transition following the acquisition, and I am grateful to the investors who continue to support Solid’s critical efforts.”

“I am excited for the opportunity to lead Solid Biosciences and to help build a leading genetic medicine company with a focus on neuromuscular and cardiac rare diseases,” said Bo Cumbo, President and Chief Executive Officer of AavantiBio. “The Solid team has done incredible work in advancing Duchenne gene therapy, and its commitment to the Duchenne community aligns with AavantiBio’s patient-centric mission of bringing new therapies that can positively improve the quality of life of rare disease patients and their families. I also look forward to advancing our library of next generation cardiac and skeletal muscle capsids to extend our opportunities to bring treatment options to more people in need.”

About The Combined Company Pipeline

The combined company will have a diversified pipeline across neuromuscular and cardiac diseases with indications Solid believes are characterized by high unmet need, clear mechanistic rationale and significant market opportunities.

Duchenne Muscular Dystrophy

Duchenne is a fatal neuromuscular disease caused by mutations in the gene encoding dystrophin that lead to the absence or near-absence of functional dystrophin protein. Today, Solid announced it has made the strategic decision to prioritize SGT-003, its next-generation adeno-associated virus (AAV) gene transfer therapy candidate that utilizes a rationally designed, novel muscle-tropic AAV capsid (AAV-SLB101), to deliver Solid’s proprietary and differentiated neuronal nitric oxide synthase (nNOS) microdystrophin protein. Solid also announced it will be pausing activities for its first-generation gene transfer therapy candidate SGT-001. Solid intends to complete currently ongoing SGT-001 preclinical and manufacturing activities in order to be in a position to reactive the program in the future, if desired.

Development activities for SGT-003 continue and Solid anticipates submitting an investigational new drug application (IND) for SGT-003 in mid-2023 and, subject to IND clearance, initiating patient dosing in late-2023.

Friedreich’s Ataxia (FA)

FA is a rare inherited neuromuscular disease that causes progressive nervous system damage and movement problems. AVB-202, AavantiBio’s lead AAV gene transfer therapy candidate in preclinical development, utilizes a dual route of administration to more rigorously target disease pathology. Preclinical data from three animal models, including mouse and nonhuman primate, supported preclinical proof of concept. Solid is anticipating an IND submission for AVB-202 in the second half of 2024.

BAG3 Mediated Dilated Cardiomyopathy (BAG3) and Undisclosed Cardiac Diseases

BAG3 is a rare cardiac disease and is characterized by mutations in the BAG3 gene. Sufficient levels of functional BAG3 are required for healthy cardiac function. AavantiBio is currently developing AVB-401, a preclinical-stage product candidate, for the treatment of BAG3. Following the acquisition of AavantiBio, Solid will continue to develop AVB-401, as well as two early-stage cardiac programs initially developed by AavantiBio as part of its pipeline activities.

Next generation AAV capsid libraries for targeted tissue delivery

Solid will continue development programs for novel AAV capsids that are expected to enhance select tissue tropism for cardiac and skeletal muscle as well as reduce liver targeting. The first capsid screened in the Solid-based skeletal muscle library is AAV-SLB101, which is used in SGT-003 and has demonstrated increased expression and biodistribution compared with AAV9 in multiple preclinical studies. We believe this capsid has the potential to be used in other neuromuscular and cardiac indications. In addition, Solid plans to continue current AavantiBio efforts to develop novel AAV cardiac-targeted capsids that enhance select tissue tropism and reduce liver targeting.

About the Proposed Transactions, Management and Organization

Management and Organization

Following the closing of the transactions, Bo Cumbo, will be the President and Chief Executive Officer of the combined company, which will continue to operate as Solid Biosciences. The executive leadership team of the combined company will also include Stephen DiPalma, Interim Chief Financial Officer, Carl Morris, Ph.D., Chief Scientific Officer for Neuromuscular Diseases, Jenny Marlowe, Ph.D., Chief Scientific Officer for Friedreich’s Ataxia and Cardiac Pipeline, Roxana Donisa Dreghici, M.D., Head of Clinical Development, Jessie Hanrahan, Ph.D., Chief Regulatory Officer, Paul Herzich, Chief Technology Officer and Ty Howton, Chief Administrative Officer. Upon the closing of the transactions, Solid will add Bo Cumbo and Adam Koppel, M.D., Ph.D., managing director at Bain Capital Life Sciences to the board of directors. Ilan Ganot will continue to serve on Solid’s board of directors.

Transaction Details

Pre-combination equity holders of Solid are expected to own approximately 85% of the combined company and pre-combination equity holders of AavantiBio are expected to own approximately 15% of the combined company, subject to certain adjustments set forth in the merger agreement and in each case before giving effect to the private placement. The merger agreement has been unanimously approved by the Board of Directors of each company, and by the stockholders of AavantiBio.

In the private placement, Solid agreed to sell 159,574,463 shares of common stock at a price of $0.47 per share, and upon the closing of the private placement, will receive gross proceeds of $75 million.

The securities to be sold in the private placement will not be registered under the Securities Act of 1933, as amended (Securities Act), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Solid has agreed to file a registration statement with the U.S. Securities and Exchange Commission (SEC) registering the resale of the shares of common stock issued in the acquisition and in the private placement no later than the 60th day after the closing of the private placement.

The acquisition and private placement are expected to close before the end of 2022 with the private placement closing as of immediately following the acquisition, subject to approval by the stockholders of Solid and the satisfaction of other customary closing conditions.

BofA Securities acted as the sole placement agent for the private placement made to institutional investors. Wilmer Cutler Pickering Hale and Dorr LLP is acting as legal counsel to Solid Biosciences. Sidley Austin LLP is acting as legal counsel to AavantiBio.

Conference Call Information

The companies will host a conference call today, September 30, 2022, at 8:00 a.m. ET, to discuss the transactions. A live webcast of the call will be available on Solid’s website at www.solidbio.com under the “News & Events” tab in the Investor Relations section, or by clicking here. Participants may also access the call by dialing 877-407-2991 (domestic) or 201-389-0925 (international) five minutes prior to the start of the call and providing the Conference ID 13733092.

The archived webcast will be available in the “News and Events” section of Solid’s website.

About Solid Biosciences Inc.

Solid Biosciences is a life sciences company focused on advancing transformative treatments to improve the lives of patients living with Duchenne. Disease-focused and founded by a family directly impacted by Duchenne, our mandate is simple yet comprehensive – work to address the disease at its core by correcting the underlying mutation that causes Duchenne with our gene therapy candidate and SGT-003. For more information, please visit www.solidbio.com.

About SGT-003

SGT-003 is Solid’s next-generation AAV gene transfer therapy candidate that utilizes a rationally designed, novel muscle-tropic AAV capsid, called AAV-SLB101, to deliver Solid’s proprietary and differentiated nNOS microdystrophin for the treatment of Duchenne. AAV-SLB101 has demonstrated enhanced muscle biodistribution and transgene expression, as well as reduced liver tropism, compared with AAV9 in in vivo mouse models and, utilizing a reporter transgene, non-human primate in vivo models. SGT-003 has correspondingly demonstrated higher levels of microdystrophin expression in vivo in the mdx mouse model of Duchenne and in vitro in human Duchenne cell lines. Solid is targeting an IND submission for SGT-003 in mid-2023.

About AavantiBio, Inc.

AavantiBio is a gene therapy company focused on advancing innovative gene therapies in areas of high unmet medical need, including a lead program in Friedreich’s ataxia, a rare inherited genetic disease that causes cardiac and central nervous system dysfunction, and programs in dilated or hypertrophic cardiomyopathies, and a next generation cardiac capsid library. The company benefits from strategic partnerships with the University of Florida’s Powell Gene Therapy Center and the MDA Care Center at UF Health where AavantiBio’s co-founders and renowned gene therapy researchers Barry Byrne, M.D., Ph.D. and Manuela Corti, P.T., Ph.D. maintain their research and clinical practices. Learn more at www.aavantibio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding: future expectations, plans and prospects for Solid, AavantiBio and the combined company following the anticipated consummation of the proposed merger; the anticipated benefits of the merger; the anticipated timing of the merger and private placement; the anticipated milestones, business focus and pipeline of the combined company; the expected cash and investments of the combined company at closing of the transactions and the cash runway of the combined company; the excepted management team and board of directors of the combined company; Solid’s SGT-003 program, including expectations for filing an IND and initiating dosing; AavantiBio’s AVB-202 program and AVB-401 program, including expectations for filing an IND for AVB-202, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “working” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties associated with: completion of the proposed merger and private placement in a timely manner or on the anticipated terms or at all; the satisfaction (or waiver) of closing conditions to the consummation of the merger and the private placement, including with respect to the approval of Solid’s stockholders; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement or the private placement; the effect of the announcement or pendency of the merger on Solid’s or AavantiBio’s business relationships, operating results and business generally; the ability to recognize the anticipated benefits of the merger; the outcome of any legal proceedings that may be instituted against Solid or AavantiBio following any announcement of the proposed merger and related transactions; the ability to obtain or maintain the listing of the common stock of the combined company on the Nasdaq Stock Market following the proposed merger; risks related to Solid’s and AavantiBio’s ability to estimate their respective operating expenses and expenses associated with the transaction, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; costs related to the proposed merger, including unexpected costs, charges or expenses resulting from the merger; changes in applicable laws or regulation; the possibility that Solid or AavantiBio may be adversely affected by other economic, business and/or competitive factors; competitive responses to the transactions; risks related to Solid’s continued listing on the Nasdaq Global Select Market, including Solid’s ability to regain compliance with Nasdaq’s minimum bid price requirement; Solid’s ability to advance its SGT-003 program on the timelines expected or at all, obtain and maintain necessary approvals from the FDA and other regulatory authorities; following the merger, Solid’s ability to advance the programs acquired from AavantiBio, including the AVB-202 and AVB-401 programs, on the timelines expected or at all, obtain and maintain necessary approvals from the FDA and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring board; replicating in clinical trials positive results found in preclinical studies and early-stage clinical trials of product candidates; whether the methodologies, assumptions and applications utilized to assess particular safety or efficacy parameters will yield meaningful statistical results; advancing the development of product candidates under the timelines it anticipates in current and future clinical trials; successfully transitioning, optimizing and scaling Solid’s manufacturing process; obtaining, maintaining or protecting intellectual property rights related to Solid’s and AavantiBio’s product candidates; competing successfully with other companies that are seeking to develop Duchenne treatments, Friedreich’s ataxia, BAG3 and other gene therapies; managing expenses; and raising the substantial additional capital needed, on the timeline necessary, to continue development of SGT-003, AVB-202, AVB-401 and other product candidates; achieving Solid’s other business objectives and continuing as a going concern. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Solid’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in Solid’s most recent filings with the SEC. In addition, the forward-looking statements included in this press release represent Solid’s views as of the date hereof and should not be relied upon as representing Solid’s views as of any date subsequent to the date hereof. Solid anticipates that subsequent events and developments will cause Solid’s views to change. However, while Solid may elect to update these forward-looking statements at some point in the future, Solid specifically disclaims any obligation to do so.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Important Additional Information Will Be Filed with the SEC

In connection with the merger and the private placement, Solid intends to file with the SEC preliminary and definitive proxy statements relating to the merger and the private placement and other relevant documents. The definitive proxy statement will be mailed to Solid’s stockholders as of a record date to be established for voting on the shares to be issued in the merger and the private placement and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR THE PRIVATE PLACEMENT OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SOLID, AAVANTIBIO, THE MERGER AND THE PRIVATE PLACEMENT. Investors and security holders may obtain free copies of these documents (when they become available) on the SEC’s website at www.sec.gov, on Solid’s website at www.solidbio.com or by contacting Solid’s Investor Relations via email at clowie@solidbio.com or by telephone at 607-423-3219.

Participants in the Solicitation

Solid, AavantiBio and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Solid in connection with the issuance of shares in merger and the private placement and any other matters to be voted on at the special meeting. Information about Solid’s directors and executive officers is included in Solid’s most recent definitive proxy statement filed with the SEC on April 28, 2022. Additional information regarding the names, affiliations and interests of Solid’s and AavantiBio’s directors and executive officers will be included in the preliminary and definitive proxy statements (when filed with the SEC).

These documents (when filed with the SEC) will be available free of charge as described above.

Solid Biosciences Investor and Media Contact:

Caitlin Lowie

Solid Biosciences

607-423-3219

clowie@solidbio.com

AavantiBio Media Contact:

Scott Lessne

Stanton

(646) 502-3569

slessne@stantonprm.com